PO Box 1400 625 Ninth Street Rapid City, SD 57709 Phone: (605) 721-1700 Fax: (605) 721-2599 www.blackhillscorp.com	Contact: Dale T. Jahr Director of Investor Relations (605) 721-2326 djahr@bh-corp.com

BLACK HILLS CORPORATION ANNOUNCES AGREEMENT

TO SELL SEVEN INDEPENDENT POWER PLANTS

RAPID CITY, SD—April 30, 2008—Following a multi-month strategic review and auction process, Black Hills Corporation (NYSE: BKH) today announced it has entered into a definitive agreement with affiliates of Hastings Funds Management Ltd (Hastings) and IIF BH Investment LLC, a subsidiary of an investment entity advised by JPMorgan Asset Management (IIF), to sell seven independent power production (IPP) gas-fired plants with a total capacity of 974 megawatts for $840 million cash, subject to certain working capital adjustments.

Under the terms of the agreement, the Company has the right to retain ownership of the Fountain Valley power plant in Colorado in the event closing conditions for the Company’s planned acquisition of utility assets from Aquila are not met. The purchase price for the Fountain Valley plant represents $240 million of the total $840 million purchase price. The closing of the IPP sale, pending customary regulatory approvals, is expected to occur late second quarter or early third quarter of 2008.

David R. Emery, Chairman, President and CEO of Black Hills Corporation, said, “Our process was comprehensive and we believe this transaction produces the best result for our shareholders. The Hastings and IIF funds have a strong track record of managing infrastructure assets globally and are pleased to be acquiring a well-run, contracted generation portfolio in a high growth part of the country. The net proceeds from the pending IPP sale are expected to eliminate or reduce our need to issue equity to finance the pending Aquila purchase. While we remain confident that the Aquila transaction will close, having the flexibility to retain the Fountain Valley plant ensures access to a continued source of strong cash flow and earnings.

“At this time, we are not in a position to disclose the amount of net cash proceeds from the sale or the potential income tax effects,” Emery said. “We expect to provide additional information when we update our 2008 earnings guidance upon the completion of this IPP divestiture and the purchase of Aquila utility properties.”

Emery concluded, “We are pleased with the opportunity to capture significant value for our shareholders through this IPP sale, but it does not signify our exit from the IPP business. Our proven ability to plan, permit, construct and operate power generation facilities remains one of the Company’s core strengths. We believe there will be future opportunities to construct other IPP assets. In the meantime, our expert power generation staff will be focused on the construction of the Wygen III power plant near Gillette, Wyoming, for our regulated electric utility, Black Hills Power. Following closing of the Aquila utility acquisition, and with Colorado Public Utilities Commission’s approval, we also intend to diligently pursue the permitting and construction of generating facilities to serve Aquila’s Colorado electric utility.”

In order to close, this transaction must receive regulatory approval from the Federal Energy Regulatory Commission (FERC), antitrust clearance under the Hart-Scott-Rodino Act, and completion of a federal review by the Committee on Foreign Investment in the United States (CFIUS).

POWER PLANTS EXPECTED TO BE SOLD

The following power plants are included in the definitive purchase and sale agreement with Hastings’ managed funds and IIF:

Asset (State)	Capacity (net megawatts)

Fountain Valley (Colorado)*	240
Las Vegas II (Nevada)	224
Valencia (New Mexico, under construction)	149
Arapahoe (Colorado)	130
Harbor Cogeneration (California)	98
Valmont (Colorado)	80
Las Vegas I (Nevada)	53
Total	974
* The Company is not obligated to sell the Fountain Valley plant under certain conditions.

POWER PLANT ASSETS REMAINING IN OUR POWER GENERATION BUSINESS SEGMENT

Upon the sale of the power plants listed above, the following power plants will remain with the Company in the Power Generation business segment of our Non-regulated Energy business unit:

Asset (State)	Capacity (net megawatts)

Wygen I (Wyoming)*	90
Gillette Combustion Turbine (Wyoming)	40
Ontario Cogeneration (California)	12
Rupert and Glenns Ferry Cogeneration (Idaho)**	11
Power fund investments (various locations)	5
Total	158
* Mine-mouth coal-fired baseload generation ** Capacity represents the Company’s 50 percent interest in the two power plants

QUARTERLY CONFERENCE CALL

The Company will conduct its quarterly conference call tomorrow, Thursday, May 1, 2008 beginning at

11:00 a.m. Eastern Time to discuss recent events and financial and operating performance. The conference call will be open to the public. The call can be accessed by dialing, toll-free, (888) 639-6205. When prompted, indicate that you wish to participate in the “Black Hills Conference Call.” A replay of the conference call will be available through May 8, 2008 by dialing (800) 475-6701 (USA) or (320) 365-3844 (international). The access code is 919871.

INVESTOR PRESENTATION AVAILABLE

An investor presentation discussing the pending IPP sale is located in the Investor Relations section of our Internet web site, www.blackhillscorp.com.

ADVISORS FOR THE IPP TRANSACTION

Credit Suisse acted as financial advisor and Morgan Lewis & Bockius acted as outside legal advisors to Black Hills Corporation in connection with this transaction.

Lehman Brothers acted as financial advisor and Linklaters LLP acted as outside legal advisor to Hastings and IIF in connection with this transaction.

ABOUT BLACK HILLS CORPORATION

Black Hills Corporation is an integrated energy company. Our utilities are Black Hills Power, an electric utility serving western South Dakota, northeastern Wyoming and southeastern Montana; and Cheyenne Light, Fuel & Power, an electric and gas distribution utility serving the Cheyenne, Wyoming vicinity. Black Hills Energy, the non-regulated energy business unit, generates electricity, produces natural gas, oil and coal, and markets energy. More information is available at our Internet web site: www.blackhillscorp.com.

ABOUT HASTINGS

Established in 1994, Hastings is an Australian-based investment management group specializing in the ownership, operation and development of infrastructure assets in Australia, Europe and the U.S.

ABOUT JPMORGAN ASSET MANAGEMENT

IIF is a specialized private investment fund focused on the infrastructure sector with a long-term investment approach. JPMorgan Asset Management is a global asset management leader providing world-class investment solutions to institutions, individuals and financial intermediaries.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This news release includes “forward-looking statements” as defined by the Securities and Exchange Commission,

or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including the risk factors described in Item 1A of Part I of our 2007 Annual Report on Form 10-K filed with the SEC and other reports that we file with the SEC from time to time, and the following:

• Our ability to complete divestitures and acquisitions for which definitive agreements have been executed;

•     Our ability to obtain favorable regulatory rulings when we seek to secure cost recovery for utility operations; when we make periodic applications to recover costs for fuel and purchased power; and when we seek to add power generation assets into our rate base;

• Our ability to obtain regulatory approval of acquisitions which, even if approved, could impose financial and operating conditions or restrictions that could impact our expected results;
• Our ability to successfully integrate and profitably operate any future acquisitions;
• The amount and timing of capital deployment in new investment opportunities or for the repurchase of debt or stock;
• Our ability to successfully maintain or improve our corporate credit rating;
• Our ability to complete the planning, permitting, construction, start up and operation of power generating facilities in a cost-effective and timely manner;
• Changes in or compliance with laws and regulations, particularly those relating to taxation, safety and protection of the environment;
• Industry and market changes, including the impact of consolidations and changes in competition;
• Capital market conditions and market uncertainties related to interest rates, which may affect our ability to raise capital on favorable terms; and
• Other factors discussed from time to time in our filings with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

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